CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 5, 2000, included in this Form 10-KSB in the previously filed Registration Statements of NetCurrents, Inc. (f/k/a/IAT Resources Corporation) on Form S-3 (No. 33-64595, 333-86167, 333-63897, 333-62687, 333-91145, 333-96381, 333-32862 and 333-34034)
and Form S-8 (No. 333-71891 and 333-71885 and 333-68705).

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 16, 2000